SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2008

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

DATAMEG SUBSIDIARY AMERICAN MARKETING ANNOUNCES AGREEMENT TO BUY STAKE IN JAM PLASTICS

LEOMINSTER, MA (March 11, 2008) – American Marketing and Sales, a subsidiary of Datameg Corp (OTCBB: DTMG), today announced it had entered into a binding term sheet to acquire one-third of the outstanding shares and 50% of the voting rights in one of American Marketing’s primary manufacturers, JAM Plastics, also located in Leominster. As consideration for its purchase, American Marketing will invest $40,000 in JAM Plastics and Datameg will issue the retiring majority (96%) shareholder 100,000 Datameg unregistered common shares. As further consideration, the retiring majority shareholder will receive a promissory note from JAM Plastics in the principal amount of $240,000, 6% simple interest, fixed monthly payments of $2,500 per month, all due and payable in 8 years.

For the 10 months ending January 31, 2008, JAM Plastics on an unaudited basis reported $1,354,250 in gross revenue. The acquisition will close no later than April 30, 2008. JAM Plastics’ web site address is www. jamplastics.com.

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging products. Datameg’s wholly-owned subsidiaries Net Symphony and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VOIP). Computer Ctr.Com provides a wide range of technology solutions and is a strategic technology supplier to QoVox and Net Symphony. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging products nationwide to major supermarkets and food retailers. For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VOIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: March 11, 2008	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer